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STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION
ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS:
STEP 1: CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334)242-5324 TO RESERVE A CORPORATE NAME.
STEP 2: TO INCORPORATE, FILE THE ORIGINAL, TWO COPIES OF THE ARTICLES OF INCORPORATION AND THE CERTIFICATE OF NAME RESERVATION IN THE COUNTY WHERE THE CORPORATION'S REGISTERED OFFICE IS LOCATED. THE SECRETARY OF STATE'S FILING FEE IS $50. PLEASE CONTACT THE JUDGE OF PROBATE TO VERIFY FILING FEES.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION.

Article I The name of the corporation: Southern Medical & Mobility, Inc.

Article II The duration of the corporation is "perpetual" unless otherwise stated.

Article III The corporation has been organized for the following purpose(s): Sale & Rental of Durable Medical Equipment & Supplies

Article IV The number of shares which the corporation shall have the authority to issue is ~~[illegible]~~ 10.

Article V The street address (NO PO BOX) of the registered office: 822 Azalea Rd. Mobile, AL 36693 and the name of the registered agent at that office: Stacey W. Holland

Article VI The name(s) and address(es) of the Director(s):
Stacey W. Holland
2511 Maple Dr.
Mobile AL 36695

RECEIVED
MAR 2 2 2002
SECRETARY OF STATE

Article VII The name(s) and address(es) of the Incorporator(s):
Stacey W. Holland
2511 Maple Dr., Mobile, AL 36695

Any provision that is not inconsistent with the law for the regulation of the internal affairs of the corporation or for the restriction of the transfer of shares may be added.

IN WITNESS THEREOF, the undersigned incorporator executed these Articles of Incorporation on this the thirteenth day of March, 2002.

Stacey W. Holland
Type or Print Name of Incorporator

Stacey W. Holland
Signature of Incorporator

THIS DOCUMENT PREPARED BY:
Stacey W. Holland
2511 Maple Dr.
Mobile, AL 36695

Rev. 4/2000

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